EXHIBIT 99.1

MetroCorp Bancshares, Inc. Announces Suspension of Dividend

HOUSTON, April 27, 2009 (GLOBE NEWSWIRE) -- MetroCorp Bancshares, Inc. (Nasdaq:MCBI) today announced that the Board of Directors of MetroCorp Bancshares, Inc. has voted to suspend regular cash dividends on its common stock for an indefinite period. Executive Vice Chairman and CEO George M. Lee stated, "Given the challenging economic climate, it's prudent to preserve our capital to ensure the long term success."

MetroCorp Bancshares, Inc. (Nasdaq:MCBI) provides a full range of commercial and consumer banking services through its wholly owned subsidiaries, MetroBank, N.A. and Metro United Bank. The Company has thirteen full-service banking locations in the greater Houston, and Dallas, Texas metropolitan areas, and six full-service banking locations in the greater San Diego, Los Angeles and San Francisco, California metropolitan areas. As of March 31, 2009 the Company had consolidated assets of $1.6 billion. For more information, visit the Company's web site at www.metrobank-na.com.

The MetroCorp Bancshares Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=2894

CONTACT:  MetroCorp Bancshares, Inc., Houston
          George M. Lee, Executive Vice Chairman, President and CEO
          713-776-3876